EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. R-	CUSIP No.:	PRINCIPAL AMOUNT $

MERRILL LYNCH & CO., INC.

MEDIUM-TERM NOTE, SERIES C

100% Principal Protected Dollar Depreciation Range Notes Linked to the United States

Dollar/Japanese Yen Exchange Rate, due February 26, 2007

(the “Notes”)

MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Redemption Amount (as defined below) on February 26, 2007 (the “Stated Maturity Date”) in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Payment on the Stated Maturity Date

At the Stated Maturity Date, a Holder shall receive a cash payment equal to, with respect to each $10 principal amount of this Note, the Redemption Amount.

Determination of the Redemption Amount

The “Redemption Amount” shall equal the $10 principal amount of this Note plus the “Contingent Supplemental Payment” (as defined below) if any.

Contingent Supplemental Payment

A Holder shall receive no Contingent Supplemental Payment if:

(i) The USD/JPY Exchange Rate (defined below) has depreciated to or through the Barrier Level of 88.2% of the Starting Value (defined below) at any Observation Time (defined below); or

(ii) The Ending Value (defined below) has not decreased or has decreased by less than 1.4% from the Starting Value.

If a Contingent Supplemental Payment is payable, the “Contingent Supplemental Payment” shall be as follows:

(i) If the Ending Value has decreased by at least 1.4%, but less than 4.5%, from the Starting Value, the Contingent Supplemental Payment will be $0.15 per $10 principal amount of the Note;

(ii) If the Ending Value has decreased by at least 4.5%, but less than 7.0%, from the Starting Value, the Contingent Supplemental Payment will be $0.45 per $10 principal amount of the Note; or

(iii) If the Ending Value has decreased by at least 7.0%, but less than 11.8%, from the Starting Value, the Contingent Supplemental Payment will be $0.85 per $10 principal amount of the Note.

As used herein, the “Starting Value” shall equal 115.66.

As used herein, the “Ending Value” shall equal the USD/JPY Exchange Rate at approximately 10 a.m. New York City time on the seventh scheduled Business Day (as defined below) prior to the Stated Maturity Date (the “Valuation Date”).

As used herein, the “Barrier Level” is equal to 102.01.

As used herein, the “Observation Times” shall be approximately 10 a.m. New York City time on each Business Day over the term of the Notes to and including the Valuation Date.

As used herein, a “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and those banks are open for dealing in a foreign exchange and foreign currency deposits.

As used herein, the “USD/JPY Exchange Rate” shall be the currency exchange rate in the interbank market quoted as the Japanese yen value of one United States dollar as reported by Reuters Group PLC (“Reuters”) on page 1 FED, or any substitute page thereto. For purposes of determining the Ending Value and the USD/JPY Exchange Rate at any Observation Time, such currency exchange rate shall be, as the case may be, that reported by Reuters on page 1 FED, or any substitute page thereto, or calculated in accordance with any substitute procedure, as described in this definition, at approximately 10:00 a.m. in New York, New York on the relevant date. If the USD/JPY Exchange Rate is not so quoted on Reuters page 1 FED, or any substitute page thereto, then the USD/JPY Exchange Rate shall equal the noon buying rate in New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”). If the Noon Buying Rate is not announced on such date, then the USD/JPY Exchange Rate shall be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent on the relevant date for the purchase or sale for deposits in the relevant currencies by the New York offices of three leading banks engaged in the interbank market (selected in the sole discretion of the Calculation Agent) (the “Reference Banks”). If fewer than three Reference Banks provide such spot quotations, then the USD/JPY Exchange Rate shall be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent from two leading commercial banks in New York (selected in the sole discretion of the Calculation Agent), for the purchase or sale for deposits in the relevant currencies. If these spot quotations are available from fewer than two banks, then the Calculation Agent, in its sole discretion, shall determine which quotation is available and reasonable to be used. If no such spot quotation is available, then the USD/JPY Exchange Rate will be the rate the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances at 10:00 a.m., New York City time, on the relevant date.

As used herein, the “Calculation Agent” is Merrill Lynch Capital Services, Inc. All determinations made by the Calculation Agent in good faith and on a reasonable basis, absent a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Note.

Payment of the Redemption Amount due on the Stated Maturity Date will be made in immediately available funds upon presentation and surrender of this Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York.

If the Stated Maturity Date of this Note falls on a day that is not a Business Day, the required payment of the Redemption Amount shall be made on the next succeeding Business Day and no interest shall accrue as a result of such delayed payment with respect to the payment for the period from and after the Stated Maturity Date to the date of such payment on the next succeeding Business Day.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Securities (hereinafter called the “Securities”) of the Company designated as its Medium-Term Notes, Series C. The Securities are issued and to be issued under an indenture (the “Indenture”) dated as of April 1, 1983, as amended and restated, between the Company and JPMorgan Chase Bank, N.A. (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

The Notes are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

This Note is not subject to any sinking fund.

In case an Event of Default (as defined in the Indenture) with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each $10 principal amount of Notes, will be equal to the amount payable on the Stated Maturity Date, calculated as though the date of default were the Stated Maturity Date.

In case of default in payment of this Global Note, whether at the Stated Maturity Date or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the then current Federal Funds Rate (as defined below), reset daily (the “Default Rate”), to the extent that such payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

“Federal Funds Rate” means:

(1) the rate with respect to a particular interest determination date for United States dollar federal funds as published in

H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate or any successor service on page 120 or any other page as may replace page 120 on that service (“Moneyline Telerate Page 120”), or

(2) if the rate referred to in clause (1) does not appear on Moneyline Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

(4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at any time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company and each Holder or beneficial owner (by acceptance hereof) hereby agree to characterize and treat this Note for all tax purposes as a debt instrument of the Company, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this characterization and tax treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization or tax treatment of the Notes.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: August 25, 2006

MERRILL LYNCH & CO., INC.

By:
Christopher B. Hayward Treasurer

[FACSIMILE OF SEAL]	Attest:

By:
Judith A. Witterschein Secretary

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Officer

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) ____________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

_______________________________________________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date

NOTICE: The signature of Vthe registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.